UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hilton Worldwide Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	27-4384691 (I.R.S. Employer Identification No.)

7930 Jones Branch Drive, Suite 1100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.
Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

Explanatory Note
Hilton Worldwide Holdings Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of its common stock, par value $0.01 per share (the “Common Stock”), from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Common Stock will trade on Nasdaq under the symbol “HLT”. The Registrant expects that listing and trading of the Common Stock on the NYSE will end at market close on November 4, 2026, and that trading will begin on Nasdaq at market open on November 5, 2026.
Item 1. Description of Registrant’s Securities to be Registered.
The description under the heading “Description of Securities” relating to the Common Stock included in Exhibit 4.39 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.
Item 2. Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 4, 2026
HILTON WORLDWIDE HOLDINGS INC.

By: /s/ Caroline Krass
Name: Caroline Krass
Title: Executive Vice President, General
Counsel and Secretary